EXHIBIT 99-1

                     ARTICLES OF INCORPORATION
                                 OF
                     MANULIFE SERIES FUND, INC.

                             ARTICLE I

       THE  UNDERSIGNED, JAMES  SUMNER  JONES, whose  post office address is 1776 F Street,  N.W., Washington, D.C. 20006,  being at least 18 years of age,  does hereby act as an  incorporator,

  under and  by virtue of  the Maryland  General Corporation  Law

  authorizing  the   formation  of  corporations  and   with  the

  intention of forming a corporation.



                             ARTICLE II

                                NAME

       The name  of the corporation  (hereinafter referred to  as the "Corporation") is MANULIFE SERIES FUND, INC.
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                            ARTICLE III

                        PURPOSES AND POWERS

       The  purpose or  purposes  for  which the  Corporation  is formed and the  business or objects to  be transacted,  carried on and promoted by it are as follows:



       (1)  To conduct, operate and  carry on the business of  an investment company of the management type.

       (2)  To   hold,  invest   and  reinvest   its  assets   in

  securities and  other forms  of investment,  and in  connection therewith to hold part or all of its assets in cash.

       (3)  To issue and  sell shares of its own capital stock in such  amounts and  on  such  terms  and  conditions,  for  such purposes and  for such amount  or kind of  consideration now or hereafter  permitted by  the Maryland  General Corporation  Law and  by  these  Articles  of Incorporation,  as  its  Board  of

  Directors may determine.

       (4)  To  redeem,  purchase  or  otherwise  acquire,  hold,

  dispose of,  resell, transfer, reissue  or cancel (all  without the vote  or consent  of the  stockholders of the  Corporation)

  shares of its  capital stock, in any  manner and to  the extent now or hereafter permitted by  the Maryland General Corporation

  Law and by these Articles of Incorporation.

       (5)  To do any and all  such further acts or things and to exercise  any and all  such further powers or  rights as may be necessary,  incidental,  relative,  conducive,  appropriate  or desirable  for the accomplishment,  carrying out  or attainment
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  of any of the foregoing purposes or objects.

       The Corporation shall be authorized  to exercise and enjoy all the powers, rights and privileges granted to, or  conferred upon, corporations by the Maryland  General Corporation Law now or hereafter  in force,  and the  enumeration of  the foregoing

  shall  not  be  deemed  to   exclude  any  powers,  rights   or

  privileges so granted or conferred.



                             ARTICLE IV

                PRINCIPAL OFFICE AND RESIDENT AGENT

       The post  office address  of the  principal office of  the

  Corporation  in  this  state  is  c/o  The  Manufacturers  Life

  Insurance  Company, Suite 2424  World Trade  Center, Baltimore,

  Maryland 21202.    The  name  of  the  resident  agent  of  the

  Corporation in  this state is  Paul S. McCarthy,  a citizen and resident of  this state,  and the  post office  address of  the resident agent  is Suite  2424 World  Trade Center,  Baltimore,

  Maryland 21202.

                             ARTICLE V

                           CAPITAL STOCK

       The  total number  of  shares of  capital stock  which the

  Corporation  shall  have  authority to  issue  is  One  Billion

  (1,000,000,000) shares of  common stock of the par value of one cent  ($0.01) per  share  and of  the  aggregate par  value ten

  million  dollars   ($10,000,000).      Four   hundred   million

  (400,000,000) of  such shares may  be issued  in the  following classes of  common stock, each  class comprising the number  of
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  shares and having the designation  indicated, subject, however,

  to the authority hereinafter granted to  the Board of Directors to increase and decrease the number of shares of any class:

                 Class                           Number of Shares

  Emerging Growth Equity Fund Common Stock          100,000,000

  Capital Growth Bond Fund Common Stock             100,000,000

  Balanced Assets Fund Common Stock                 100,000,000

  Money-Market Fund Common Stock                    100,000,000



  The  balance of  six hundred  million  (600,000,000) shares  of such stock may be  issued in these classes, or in any new class or classes each  comprising such  number of  shares and  having such designation, such powers, preferences  and rights and such qualifications,  limitations and restrictions  thereof as shall be fixed  and determined  from time  to time  by resolution  or resolutions providing for  the issuance of such  shares adopted by  the Board  of Directors,  to whom  authority so  to fix and

  determine the same  is hereby expressly granted.   In addition,

  the Board  of Directors is  hereby expressly granted  authority to  change  the  designation  of  any  class,  to  increase  or decrease the number of shares  of any class, provided  that the number  of shares  of any class  shall not be  decreased by the

  Board of  Directors  below the  number of  shares thereof  then outstanding, and to  reclassify any unissued shares into one or more classes that may  be established and designated from  time to time.

       (a)  The  Corporation  may   issue  shares  of   stock  in
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  fractional  denominations  to  the same  extent  as  its  whole shares, and shares in fractional  denominations shall be shares of  stock having  proportionately, to  the respective fractions represented thereby, all the rights  of whole shares, including without limitation,  the right  to vote,  the right  to receive dividends and distributions  and the right to  participate upon liquidation  of the  Corporation, but  excluding  the right  to receive a stock certificate representing fractional shares.

       (b)  The  holders  of each  share  of  stock of  the  Cor-

  poration shall be  entitled to one  vote for  each full  share,

  and  a fractional  vote for  each fractional  share, of  stock,

  irrespective of the  class, then standing  in his  name on  the

  books of the Corporation.   On any matter  submitted to a  vote

  of stockholders, all shares of the Corporation then  issued and outstanding  and  entitled  to  vote  shall  be  voted  in  the aggregate  and  not by  class  except that  (1)  when otherwise expressly required by  the Maryland General Corporation  Law or the Investment  Company Act of  1940, as amended, shares  shall be  voted  by  individual  class,  and  (2)  if  the  Board  of

  Directors, in  its sole  discretion, determines  that a  matter affects the  interests of only one  or more particular classes,

  then  only the  holders  of shares  of  such affected  class or classes shall be entitled to vote thereon.

       (c)  Unless  otherwise provided  in the  resolution of the

  Board of Directors  providing for the issuance of shares in any new class  or  classes not  designated  in this  Article,  each class  of stock  of the  Corporation shall  have the  following
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  powers,    preferences   and    rights,   and   qualifications,

  restrictions and limitations thereof:

            (1)  Assets Belonging to a Class.   All consideration

  received by  the Corporation for the issue or sale of shares of a particular  class,  together with  all assets  in which  such consideration is  invested or reinvested, all income, earnings,

  profits and  proceeds thereof, including  any proceeds  derived from the sale,  exchange or liquidation of such assets, and any funds  or  payments  derived  from  any  reinvestment  of  such proceeds in whatever form  the same  may be, shall  irrevocably belong to  that class  for all  purposes, subject  only to  the rights of  creditors, and shall  be so recorded  upon the books and accounts of  the Corporation.  Such  consideration, assets,

  income, earnings, profits and  proceeds thereof, including  any proceeds  derived from  the sale,  exchange  or liquidation  of such  assets,  and  any  funds or  payments  derived  from  any reinvestment  of such proceeds, in  whatever form  the same may be, together with  any General Items allocated to that class as provided in the  following sentence, are herein  referred to as

  'assets belonging to" that class.  In the event that there  are any assets, income,  earnings, profits, proceeds thereof, funds or payments which are  not readily identifiable as belonging to any  particular  class  (collectively  "General  Items"),  such

  General Items  shall be allocated by  or under  the supervision of  the Board of Directors to and  among any one or more of the classes  established and designated from  time to  time in such manner and  on such  basis as  the Board of  Directors, in  its
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  sole  discretion, deems  fair and  equitable,  and any  General

  Items so allocated to a  particular class shall belong  to that

  class.   Each such allocation  by the Board  of Directors shall

  be conclusive and binding for all purposes.

            (2)  Liabilities  Belonging to  a  Class.   The asset

  belonging to  each particular class shall  be charged  with the liabilities  of the  Corporation in  respect of  that class and all expenses, costs, charges and  reserves attributable to that class, and  any general  liabilities, expenses, costs,  charges

  or  reserves   of  the  Corporation   which  are  not   readily

  identifiable  as belonging  to any  particular  class shall  be allocated and charged  by or under the supervision of the Board of  Directors to  and  among any  one  or more  of  the classes established and  designated from  time to  time in  such manner and  on such  basis  as the  Board  of Directors,  in its  sole

  discretion,  deems  fair  and  equitable.     The  liabilities,

  expenses, costs, charges and reserves  allocated and so charged to a  class are  herein referred  to as "liabilities  belonging

  to"  that class.   Each  allocation  of liabilities,  expenses,

  costs, charges and  reserves by the Board of Directors shall be conclusive and binding for all purposes.

       (3)  Dividends.   The Board of Directors  may from time to

  time declare  and pay  dividends or distributions,  in stock or in cash,  on any or  all classes of  stock, the amount of  such dividends  and distributions  and  the  payment of  them  being wholly in the  discretion of the Board of Directors.  Dividends may  be declared  daily  or otherwise  pursuant  to a  standing
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  resolution  or  resolutions  adopted only  once  or  with  such frequency  as  the  Board of  Directors  may  determine,  after providing for actual and accrued  liabilities belonging to that

  class.    All  dividends   or  distributions  on  shares  of  a

  particular class shall  be paid only  out of  surplus or  other lawfully available assets determined by  the Board of Directors as belonging to  such class.  The Board of Directors shall have the power, in  its sole discretion, to distribute in any fiscal year as dividends,  including dividends designated in  whole or in part as capital gains  distributions, amounts sufficient, in

  the  opinion  of   the  Board  of  Directors,  to   enable  the

  Corporation to qualify as a  regulated investment company under

  the  Internal  Revenue  Code   of  1954,  as  amended,  or  any

  successor  or  comparable  statute  thereto,  and   regulations

  promulgated  thereunder,   and  to  avoid  liability   for  the

  Corporation  for Federal  income tax  in respect  of that year.

  In furtherance, and  not in limitation of the foregoing, in the event that  a class  of shares  has a  net capital  loss for  a fiscal year, and  to the extent that  a net capital loss  for a fiscal year offsets  net capital gains from one  or more of the

  other  classes,   the  amount  to   be  deemed  available   for

  distribution to the  class or classes with the net capital gain may be reduced by the amount offset.

       (4)  Liquidation.  In  the event of the liquidation of the

  Corporation  or of  the  assets  attributable to  a  particular

  class,  the   shareholders  of   each  class   that  has   been

  established and  designated and  is being  liquidated shall  be
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  entitled to receive, as  a class, when  and as declared by  the

  Board of Directors,  the excess of the assets belonging to that

  class over  the  liabilities  belonging  to that  class.    The

  holders of  shares of any  class shall not  be entitled thereby

  to any distribution upon liquidation  of any other class.   The

  assets so distributable  to the shareholders of  any particular

  class  shall   be  distributed  among   such  shareholders   in

  proportion to the number  of shares of that class held  by them and recorded on  the books of the Corporation.  The liquidation of assets attributable  to any particular class  in which there are shares  then outstanding  may be  authorized by  vote of  a majority of the Board of  Directors then in office,  subject to

  the  approval   of  a  majority   of  the  outstanding   voting

  securities of that class, as defined in the  Investment Company

  Act of  1940, as  amended.   In the  event that  there are  any

  general assets not belonging  to any particular class of  stock and  available  for distribution,  such  distribution shall  be made to holders  of stock of various classes in such proportion as the Board  of Directors determines to be fair and equitable,

  and  such determination  by  the Board  of  Directors shall  be conclusive and binding for all purposes.

       (5)  Redemption.  All  shares of stock of  the Corporation shall have the redemption rights provided for in Article VII.

       (d)  The  Corporation's  shares of  stock  are issued  and

  sold,  and  all  persons   who  shall  acquire  stock  of   the

  Corporation shall  acquire the same,  subject to the  condition and  understanding that  the  provisions  of the  Corporation's
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  Articles  of Incorporation, as from time to time amended, shall be binding upon them.



                             ARTICLE VI

            PROVISIONS  FOR  DEFINING,   LIMITING,  AND

            REGULATING    CERTAIN   POWERS    OF    THE

            CORPORATION   AND  OF   THE  DIRECTORS  AND

            STOCKHOLDERS


       (1)  The number of  directors of the Corporation  shall be three (3), which  number may be increased or decreased pursuant to the by-laws of the Corporation but shall never be  less than

  the   minimum  number   required   by  the   Maryland   General

  Corporation Law.   The  names of  the directors  who shall  act

  until the first annual  meeting or  until their successors  are duly elected and qualify are:

                        Joseph J. Pietroski

                         James D. Gallagher

                         James Sumner Jones

       (2)  The Board of  Directors of the Corporation  is hereby empowered  to  authorize  the issuance  from  time  to time  of shares of  common stock, whether  now or hereafter  authorized,

  for  such consideration  as  the Board  of  Directors may  deem advisable, subject to such limitations  as may be set  forth in these  Articles  of Incorporation  or  in  the by-laws  of  the

  Corporation or in the Maryland General Corporation Law.

       (3)  No holder of stock  of the Corporation shall, as such holder, have any  right to purchase or subscribe for any shares
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  of the  common stock of  the Corporation or  any other security of the  Corporation which it may issue or  sell (whether out of

  the  number   of  shares  authorized   by  these  Articles   of

  Incorporation, or  out of any shares of the common stock of the

  Corporation  acquired  by  it  after   the  issue  thereof,  or

  otherwise)  other than  such  right, if  any,  as the  Board of

  Directors, in its discretion, may determine.

       (4)  Each  director and  each officer  of the  Corporation shall be indemnified  by the Corporation to the  fullest extent permitted by the laws  of the State of Maryland and the by-laws of the Corporation.

       (5)  The business and affairs of  the Corporation shall be managed under the  direction of the Board  of Directors,  which shall have  and  may exercise  all  powers of  the  Corporation except those  powers which  are by  law, by  these Articles  of

  Incorporation or  by the by-laws  of the Corporation  conferred upon or reserved to the  stockholders.  In furtherance  and not in limitation  of the  powers conferred  by law,  the Board  of

  Directors shall have the power:

            (i)  to make,  alter and repeal  by-laws of the  Cor-

       poration; and

            (ii) from time  to  time  to set  apart  out  of  any

       assets  of   the  Corporation   otherwise  available   for

       dividends a  reserve or  reserves for  working capital  or for any other proper  purpose or purposes, and to  reduce,

       abolish or add to any  such reserve or reserves  from time to time as said  Board of Directors may deem to  be in the
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       best interests  of the  Corporation; and  to determine  in its discretion what part of the  assets of the Corporation available  for dividends  in  excess  of such  reserve  or reserves shall be  declared in dividends and  paid to  the stockholders of the Corporation.

       (6)  Notwithstanding   any   provision  of   the  Maryland

  General Corporation Law  requiring a greater proportion  than a majority  of the votes  of all classes or  of any  class of the

  Corporation's stock entitled  to be cast  in order  to take  or

  authorize   any  action,  any  such  action  may  be  taken  or

  authorized upon the concurrence of a  majority of the aggregate number  of  votes  entitled  to  be  cast  thereon  subject  to applicable  laws and  regulations  as  from  time  to  time  in effect, or  rules  or orders  of  the Securities  and  Exchange

  Commission or any successor thereto.

       (7)  Any determination made in  good faith and, so far  as accounting matters are  involved, in accordance with  generally

  accepted  accounting   principles,  by   or  pursuant   to  the

  direction of  the Board of Directors,  as to the amount  of the assets, debts,  obligations, or liabilities of the Corporation,

  as to  the amount  of any reserves  or charges  set up and  the propriety thereof,  as to the  time of or  purpose for creating such  reserves  or  charges,  as  to  the  use,  alteration  or cancellation  of any  reserves or charges  (whether or  not any debt,  obligation  or  liability for  which  such  reserves  or charges  shall  have  been  created  shall  have  been  paid or discharged or shall be then  or thereafter required to  be paid
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  or  discharged  as  to  the  establishment  or  designation  of procedures or methods to be  employed for valuing any  asset of the Corporation  and as to  the value of  any asset, as to  the allocation  of any  asset of  the Corporation  to  a particular class or  classes of the  Corporation's stock, as  to the funds available  for  the  declaration of  dividends  and  as  to the declaration of dividends, as  to the charging of any  liability of the  Corporation to  a particular  class or  classes of  the

  Corporation's stock,  as to the  number of shares  of any class or classes of the  Corporation's outstanding  stock, as to  the

  estimated  expense  to  the  Corporation  in  connection   with

  purchases or  redemptions of its  shares, as to  the ability to liquidate investments in  orderly fashion, or as  to any  other matters relating to the issue, sale, purchase or  redemption or other acquisition  or disposition of  investments or shares  of the  Corporation or  the determination  of the  net asset value per share of  shares of any  class of  the Corporation's  stock shall be conclusive and binding for all purposes.



                            ARTICLE VII

                             REDEMPTION

       (1)  Each  holder  of  shares  of   common  stock  of  the

  Corporation shall  be entitled  to require  the Corporation  to redeem all  or any part  of the shares  of common stock of  the

  Corporation standing  in the name  of such holder  on the books of the  Corporation, and all  shares of common  stock issued by

  the  Corporation  shall   be  subject  to  redemption   by  the
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  Corporation,  at  the redemption  price  of such  shares  as in effect from time to time as  may be determined by the Board  of

  Directors of the Corporation in  accordance with the provisions hereof, subject to the right  of the Board of Directors  of the

  Corporation to  suspend the  right of  redemption of  shares of common stock  of  the  Corporation  or  postpone  the  date  of payment of such redemption price  in accordance with provisions

  of  applicable law.    The redemption  price  of shares  of any

  class  of common  stock  of the  Corporation  shall be  the net asset value of such  class as determined by, or pursuant to the direction of,  the Board of  Directors of the Corporation  from time to time  in accordance  with the provisions  of applicable law, less  such redemption fee or other charge,  if any, as may be  fixed  by resolution  of  the  Board  of  Directors of  the

  Corporation.     Redemption  shall  be  conditional   upon  the

  Corporation having  funds legally available therefor.   Payment

  of the redemption  price shall be made  in cash or by  check on

  current  funds,   or  in  assets   other  than  cash,  by   the

  Corporation  at  such  time  and  in  such  manner  as  may  be determined from time  to time by the Board  of Directors of the

  Corporation.

       (2)  If the  Board of  Directors determines  that the  net

  asset  value  per   share  of  any  class  or  classes  of  the

  Corporation's  stock should  remain  constant, the  Corporation may declare, pay and credit  as dividends daily the  net income

  (which  may include or give  effect to  realized and unrealized

  gains  and  losses,  as  determined   in  accordance  with  the
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  Corporation's accounting and  portfolio valuation policies)  of

  the Corporation  allocated to  that class.   If  the amount  so

  determined  for  any  day is  negative,  the  Corporation  may,

  without   the   payment   of  monetary   compensation   but  in

  consideration  of  the  interest of  the  Corporation  and  its stockholders  in maintaining  a constant  net  asset value  per share of the class, redeem  pro rata from all  the stockholders of  record  of  shares  of  the  class  at  the  time  of  such redemption such number  of outstanding shares of the  class, or

  fractions  thereof,  as   shall  be  required  to   reduce  the

  aggregate number  of outstanding shares  of the class in  order to permit the net asset value per share  of the class to remain constant.



                            ARTICLE VIII

                             AMENDMENT

       The Corporation  reserves the  right to  alter, amend,  or

  repeal  any   provisions   contained  in   these  Articles   of

  Incorporation from time to time,  including any amendment which alters the  contract rights  of any  outstanding stock, at  any time  in the manner now or hereafter  prescribed by the laws of the State  of Maryland,  and all rights  conferred herein  upon the  Corporation's  stockholders,  directors  and officers  are granted subject to such reservation.



                             ARTICLE IX

                        PERPETUAL EXISTENCE
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       The duration of the Corporation shall be perpetual.



       IN  WITNESS  WHEREOF,  the   undersigned  incorporator  of

  MANULIFE  SERIES  FUND,  INC.  hereby  executes  the  foregoing

  Articles  of Incorporation and acknowledges  the same to be his

  act  and  further   acknowledges  that,  to  the  best  of  his

  knowledge, the matters  and facts set forth therein are true in all material respects under the penalties of perjury.

       Dated the 22nd day of July, 1983.


                                James Sumner Jones
                                James Sumner Jones
                                1776 F Street, N.W.
                                Washington, D. C.  20006